EXHIBIT NO. 99.(h) 3

MASTER ADMINISTRATIVE SERVICES AGREEMENT

(COMPASS)

Amended and Restated

August 1, 2006

Exhibit A as revised:

June 22, 2007 (Termination of Strategic Growth Series and Capital Opportunities Series, and

Redesignation of Mass. Investors Trust Series to Blended Research Core Equity Series)

September 27, 2007 (Addition of Blended Research Growth Series and Blended Research Value Series)

Exhibit D as revised:

August 1, 2007 (Revised Fee Schedule)

October 1, 2007 (Revised Fee Schedule)

As of September 27, 2007

Master Administrative Services Agreement - Exhibit A

Funds

MFS Sun Life Series Trust:

Blended Research Core Equity Series

Blended Research Growth Series

Blended Research Value Series

Bond Series

Capital Appreciation Series

Core Equity Series

Emerging Growth Series

Emerging Markets Equity Series

Global Governments Series

Global Growth Series

Global Total Return Series

Government Securities Series

High Yield Series

International Growth Series

International Value Series

Massachusetts Investors Growth Stock Series

Mid Cap Growth Series

Mid Cap Value Series

Money Market Series

New Discovery Series

Research International Series

Research Series

Strategic Income Series

Strategic Value Series

Technology Series

Total Return Series

Utilities Series

Value Series

Compass Products

Capital Appreciation Variable Account

Global Governments Variable Account

Government Securities Variable Account

High Yield Variable Account

Money Market Variable Account

Total Return Variable Account